Exhibit 99.1

July 30, 2019
Press Release No. 1459
For Immediate Release:

Coherent, Inc. Reports Third Fiscal Quarter Results

SANTA CLARA, CA, July 30, 2019 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its third fiscal quarter ended June 29, 2019.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	Jun. 29, 2019	Mar. 30, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018
GAAP Results
(in millions, except per share data)
Net sales	$339.2	$372.9	$482.3	$1,095.2	$1,441.0
Net income (loss)	$(3.1)	$20.8	$67.0	$53.2	$174.2
Diluted EPS	$(0.13)	$0.85	$2.69	$2.19	$6.98

Non-GAAP Results
(in millions, except per share data)
Net income	$32.1	$39.2	$87.3	$122.4	$260.1
Diluted EPS	$1.33	$1.61	$3.51	$5.03	$10.42

THIRD FISCAL QUARTER DETAILS

For the third quarter of fiscal 2019, Coherent announced net sales of $339.2 million and net loss, on a U.S. generally accepted accounting principles (GAAP) basis, of $(3.1) million, or $(0.13) per diluted share. In June 2019, the company internally announced its plans to relocate the manufacturing and engineering of its High Power Fiber Lasers products (HPFL) at its Hamburg, Germany facility to its Tampere, Finland location and exit a portion of its HPFL business sometime in fiscal 2020. In conjunction with this announcement, the company recorded a restructuring charge, related to estimated severance and inventory write-offs, in the third quarter of fiscal 2019 of $20.9 million, which was the primary driver of the GAAP net loss in the quarter. These results compare to net sales of $482.3 million and net income of $67.0 million, or $2.69 per diluted share, for the third quarter of fiscal 2018 and net sales of $372.9 million and net income of $20.8 million, or $0.85 per diluted share, for the second quarter of fiscal 2019.

Exhibit 99.1

Non-GAAP net income for the third quarter of fiscal 2019 was $32.1 million, or $1.33 per diluted share. Non-GAAP net income for the third quarter of fiscal 2018 was $87.3 million, or $3.51 per diluted share. Non-GAAP net income for the second quarter of fiscal 2019 was $39.2 million, or $1.61 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended June 29, 2019, March 30, 2019 and June 30, 2018 and nine months ended June 29, 2019 and June 30, 2018 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income.”

“The June quarter highlighted contrasting outlooks for two major markets.  We received the first new order for the phase 2 buildout of OLED production capacity. This is a welcome development given our competitive positioning in a cycle that could extend as far as 2023. In materials processing, headwinds strengthened during the quarter due to a combination of weakening macro demand, continued pressure from tariffs and aggressive discounting in China from domestic and foreign competitors.  Reinvigorating demand and resolving tariffs requires government actions.  Addressing the competitive dynamic is based upon products and applications, which led us to put greater emphasis on welding and joining where invention and process IP is still being created,” said John Ambroseo, President and CEO of Coherent.  “We are also taking steps to improve the overall efficiency of our business. We have launched two site consolidation projects that we expect to generate approximately $24 million in annual run rate savings upon completion,” Ambroseo added.

CONFERENCE CALL REMINDER

Coherent will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the company’s website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company’s website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Nine Months Ended
	Jun. 29, 2019	Mar. 30, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018

Net sales	$339,170	$372,860	$482,342	$1,095,176	$1,441,025
Cost of sales(A)(B)(C)(D)(E)	241,167	242,143	274,006	717,106	800,236
Gross profit	98,003	130,717	208,336	378,070	640,789
Operating expenses:
Research & development(A)(B)(E)	30,692	30,461	34,303	90,095	100,478
Selling, general & administrative(A)(B)(E)(F)(H)	67,686	69,463	70,291	201,706	220,874
Other impairment charges(G)	—	—	611	—	766
Amortization of intangible assets(C)	6,782	1,926	2,607	11,748	8,163
Total operating expenses	105,160	101,850	107,812	303,549	330,281
Income (loss) from operations	(7,157)	28,867	100,524	74,521	310,508
Other income (expense), net(B)	(4,386)	(4,252)	(7,625)	(17,789)	(25,635)
Income (loss) from continuing operations, before income taxes	(11,543)	24,615	92,899	56,732	284,873
Provision (benefit) for income taxes (H)	(8,444)	3,865	25,929	3,531	110,698
Net income (loss) from continuing operations	(3,099)	20,750	66,970	53,201	174,175
Income (loss) from discontinued operations, net of income taxes	—	—	—	—	(2)
Net income (loss)	$(3,099)	$20,750	$66,970	$53,201	$174,173

Net income (loss) per share:
Basic earnings per share	$(0.13)	$0.86	$2.72	$2.20	$7.06
Diluted earnings per share	$(0.13)	$0.85	$2.69	$2.19	$6.98

Shares used in computations:
Basic	24,054	24,232	24,658	24,185	24,684
Diluted	24,196	24,332	24,877	24,333	24,971

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Nine Months Ended
	Jun. 29, 2019	Mar. 30, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018
Cost of sales	$1,231	$1,172	$1,168	$3,640	$3,174
Research & development	794	783	838	2,227	2,378
Selling, general & administrative	7,630	7,049	6,577	20,668	18,517
Impact on income (loss) from operations	$9,655	$9,004	$8,583	$26,535	$24,069

Exhibit 99.1

For the fiscal quarters ended June 29, 2019, March 30, 2019 and June 30, 2018, the impact on net income (loss), net of tax was $8,243 ($0.34 per diluted share), $7,543 ($0.31 per diluted share) and $7,549 ($0.30 per diluted share), respectively. For the nine months ended June 29, 2019 and June 30, 2018, the impact on net income (loss), net of tax was $22,429 ($0.92 per diluted share) and $20,251 ($0.81 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Nine Months Ended
	Jun. 29, 2019	Mar. 30, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018
Cost of sales	$(19)	$62	$11	$(52)	$117
Research & development	(24)	118	46	(192)	533
Selling, general & administrative	87	1,155	414	(470)	2,643
Impact on income (loss) from operations	$44	$1,335	$471	$(714)	$3,293

For the fiscal quarters ended June 29, 2019, March 30, 2019 and June 30, 2018, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $12, $1,250 and $416, respectively. For the nine months ended June 29, 2019 and June 30, 2018, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was expense of $811 and income of $3,090, respectively.

(C)	Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended			Nine Months Ended
	Jun. 29, 2019	Mar. 30, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018
Cost of sales	$11,844	$12,106	$12,602	$35,977	$37,475
Amortization of intangible assets	6,782	1,926	2,607	11,748	8,163
Impact on income (loss) from operations	$18,626	$14,032	$15,209	$47,725	$45,638

For the fiscal quarters ended June 29, 2019, March 30, 2019 and June 30, 2018, the impact on net income (loss), net of tax was $13,278 ($0.55 per diluted share), $10,022 ($0.41 per diluted share), and $10,859 ($0.44 per diluted share), respectively. For the nine months ended June 29, 2019 and June 30, 2018, the impact on net income (loss), net of tax was $34,118 ($1.40 per diluted share) and $32,563 ($1.31 per diluted share), respectively.

(D)
For the fiscal quarter ended June 30, 2018, the impact of inventory and favorable lease step-up costs related to acquisitions was $392 ($281 net of tax ($0.01 per diluted share)). For the nine months ended June 29, 2019 and June 30, 2018, the impact of inventory and favorable lease step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)) and $803 ($574 net of tax ($0.02 per diluted share)), respectively.

(E)
For the fiscal quarters ended June 29, 2019, March 30, 2019 and June 30, 2018, the impact of restructuring charges was $21,273 ($14,771 net of tax ($0.61 per diluted share)), $880 ($768 net of tax ($0.03 per diluted share)), and $1,192 ($870 net of tax ($0.04 per diluted share)), respectively. For the nine months ended June 29, 2019 and June 30, 2018, the impact of restructuring charges was $22,629 ($15,890 net of tax ($0.65 per diluted share)) and $3,078 ($2,275 net of tax ($0.09 per diluted share)), respectively.

(F)
For the fiscal quarter and nine months ended June 30, 2018, the impact of costs related to acquisitions included $129 ($129 net of tax ($0.01 per diluted share)) and $529 ($529 net of tax ($0.02 per diluted share)), respectively.

Exhibit 99.1

(G)
For the fiscal quarter and nine months ended June 30, 2018, other impairment charges was a charge of $611 ($611 net of tax ($0.02 per diluted share) and $766 ($766 net of tax ($0.03 per diluted share)), respectively. For the fiscal quarter and nine months ended June 29, 2019, selling, general & administrative expense includes an asset recovery of $1,337 ($1,083 net of tax ($0.04 per diluted share)).

(H)
The fiscal quarters ended June 29, 2019, March 30, 2019 and June 30, 2018 included a charge of $4 ($0.00 per diluted share), a charge of $123 ($0.01 per diluted share), and a benefit of $4 ($0.00 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively. The nine months ended June 29, 2019 and June 30, 2018 included a benefit of $2,471 ($0.10 per diluted share) and $12,754 ($0.51 per diluted share) of excess tax benefits for employee stock-based compensation, respectively. The nine months ended June 30, 2018 included $41,745 ($1.67 per diluted share) of non-recurring tax expense due to the U.S. Tax Cuts and Jobs Act transition tax and deferred tax remeasurement.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Jun. 29, 2019	Sep. 29, 2018
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$319,398	$311,473
Accounts receivable, net	269,057	355,208
Inventories	469,486	486,741
Prepaid expenses and other assets	87,372	85,080
Total current assets	1,145,313	1,238,502
Property and equipment, net	323,974	311,793
Other assets	667,371	709,674
Total assets	$2,136,658	$2,259,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$45,283	$5,072
Accounts payable	62,954	70,292
Other current liabilities	180,277	297,474
Total current liabilities	288,514	372,838
Other long-term liabilities	546,933	572,667
Total stockholders’ equity	1,301,211	1,314,464
Total liabilities and stockholders’ equity	$2,136,658	$2,259,969

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, except per share data, net of tax):

	Three Months Ended			Nine Months Ended
	Jun. 29, 2019	Mar. 30, 2019	Jun. 30, 2018	Jun. 29, 2019	Jun. 30, 2018
GAAP net income from continuing operations	$(3,099)	$20,750	$66,970	$53,201	$174,175
Stock-based compensation expense	8,243	7,543	7,549	22,429	20,251
Amortization of intangible assets	13,278	10,022	10,859	34,118	32,563
Restructuring charges	14,771	768	870	15,890	2,275
Non-recurring tax expense	—	—	—	—	41,745
Tax charge (benefit) from stock-based compensation expense	4	123	(4)	(2,471)	(12,754)
Other impairment/asset charges (recoveries)	(1,083)	—	611	(1,083)	766
Acquisition-related costs	—	—	129	—	529
Purchase accounting step-up	—	—	281	353	574
Non-GAAP net income	$32,114	$39,206	$87,265	$122,437	$260,124
Non-GAAP net income per diluted share	$1.33	$1.61	$3.51	$5.03	$10.42

RISKS AND UNCERTAINTIES
This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the company’s plans with respect to its High Power Fiber Lasers business in Hamburg, Germany and Tampere, Finland, the company’s commentary regarding a possible OLED production cycle extending as far as 2023 and its competitive positioning in that cycle, the requirement of government actions to reinvigorate demand and resolve tariffs in materials processing, steps the company has taken to improve the efficiency of its business, and the company’s anticipated run rate savings of approximately $24 million in connection with two site consolidation projects. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Coherent and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, in particular in China and the Eurozone, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our products, worldwide government economic policies, including trade relations between the United States and China, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, our ability to successfully transfer the manufacturing of our High Power Fiber Lasers and related business and operations between facilities, our ability to successfully manage our planned site consolidation projects and achieve anticipated savings, and other risks identified in Coherent’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in Coherent’s Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000